Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State of Incorporation	Name Under Which Such Subsidiary Does Business
Frontier Fund Trading
Company I LLC	Delaware	Same

Frontier Fund Trading
Company XXXVIII, LLC	Delaware	Same